UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 8, 2005 (February 3, 2005)

NPS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23272	87-0439579
(Commission File Number)	(IRS Employer Identification No.)

383 Colorow Drive Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(801) 583-4939

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2005, the Board of Directors of NPS Pharmaceuticals adopted, upon the recommendation of the Compensation Committee, a revised compensation structure under which executive officer compensation will consist of (i) base compensation, (ii) short term incentive compensation in the form of cash bonuses, and (iii) long-term incentive compensation in the form of stock options awarded under our 1998 Stock Option Plan.

The base compensation paid to executive officers under the new compensation structure will consist of a cash salary to be determined on the basis of compensation paid to executive officers in a peer group of similarly situated companies. A new cash compensation element, short term incentive compensation, will be paid to our executive officers as an annual cash bonus. The amount of short term incentive compensation is based on a target percentage of base salary. The target percentage is determined on the basis of compensation paid to executive officers in a peer group of similarly situated companies. To what extent an executive officer achieves the full bonus target percentage in a given year is determined on the basis of the performance of the individual officer and the performance of NPS. The target for long-term incentive compensation payable to our executive officers, in the form of options to purchase shares of our common stock, will be determined annually on the same basis as in prior periods. Options will be awarded, however, quarterly rather than annually to mitigate the impact of fluctuating market prices on option exercise prices and option compensation valuation.

Prior to the adoption of this revised compensation structure, the compensation of our executive officers was determined on an individualized basis and generally consisted of base compensation and long-term incentive compensation in the form of stock options.

Our objective is to move toward implementation of the new compensation structure by using 2005 performance for determining 2006 base salary and the 2005 short term incentive bonus payable in early 2006, and begin awarding options for 2005 quarterly with the first award February 3, 2005 and subsequent awards on April 15, July 15, and October 15 (in 2006 the first quarterly award will be January 15). As the new structure is put in place, we expect there will be adjustments and modifications to individual employment agreements we have with our executive officers to conform these agreements to the new structure.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPS PHARMACEUTICALS, INC.

/s/ HUNTER JACKSON
Hunter Jackson
CEO, President and Chairman of the Board

Date: February 8, 2005

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